CODE OF BUSINESS ETHICS
                          HOUSTON AMERICAN ENERGY CORP.


INTRODUCTION

Ethical conduct refers not only to one's personal behavior but also to one's responsibility to the community that is Houston American Energy Corp. (HUSA). This Code of Business Ethics covers a wide range of business practices. Although not all issues relating to ethics can be discussed here, this Code is intended to serve as a basic guideline to you as an employee of HUSA on how to conduct yourself professionally and ethically with the public as well as your fellow colleagues both internally and externally.

CONFLICT OF INTEREST POLICY

A conflict of interest exists when a person's private interest interferes in any way with the interests of the company. A conflict may arise when an employee, officer or director takes actions or has interests that may make it difficult to perform work objectively and effectively. It is of the utmost importance that you do not misuse your position with HUSA for personal gain for yourself or any entity private or public. Therefore it is in your best interest to avoid any relationship, influence or activity that may adversely affect your judgements in decision making related to your job.

RELATIONSHIPS WITH OUTSIDE PARTIES

Federal, state and local government departments and agencies have regulations concerning acceptance by their employees of entertainment, meals and gifts from firms and personnel with whom the departments and agencies do business or over whom they have regulatory authority. You may not give any entertainment, meals or gifts to such government employees or union officials unless they are of minimal value and are clearly appropriate under the given circumstances. If you question what is deemed an appropriate circumstance or what is a minimal value please seek advise from a supervisor.

You may entertain socially any relatives or friends employed by or representing government agencies or trade unions. However, it should be clear, that the entertainment is not related to the business or union affairs of HUSA. No expenditure for such social entertainment is reimbursable by HUSA to the employee.

RECEIPT OF ITEMS BY EMPLOYEES

You may accept meals, refreshments, or entertainment of nominal value in connection with business discussions. While it is difficult to define the term "nominal" by means of a specific dollar limitation, common sense should determine what one would consider lavish, extravagant, or frequent. It is your personal responsibility to ensure that the acceptance of such meals, refreshments or entertainment is proper and could not reasonably be construed as an attempt by the offering party to secure favorable treatment.

You are not permitted to accept gifts or other items of value from individuals, firms, or representatives of firms who seek business relationships with HUSA. Should circumstances arise where gifts or other items of value are received and cannot be returned, such gifts or other items of value shall be turned in to an appropriate member of senior management for disposition to a charitable organization.

CONFIDENTIALITY

You are required to maintain all confidential information entrusted to you by HUSA and its customers, except when an officer of the company or other such entities authorize disclosure. Confidential information includes all non-public information that might be of use to competitors or may be harmful to our customers. It also includes information that suppliers and customers have entrusted to you. If you are asked to disclose confidential information it is in your best interest to seek various consul both internally and externally.


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INSIDER TRADING

Federal Law prohibits insider trading in securities by persons in possession of material nonpublic information. This is a severely punishable crime. Insider trading is defined as information that is passed on which has a "substantial likelihood" of influencing a reasonable investor in deciding how to act in regard to a company's securities. In other words, would the information be an important factor in an investor's decision to buy or sell? If you have any questions or information regarding insider trading it is strongly suggested that you confer with one of the senior executives.

PROPRIETARY INFORMATION

Proprietary information is any information that is owned by HUSA, including information in HUSA's databases. Proprietary information includes such things as technical, budgetary and business information relating to future projects; business or marketing plans or projections; earnings and other financial data; personnel information including executive and organizational changes. Proprietary information is the sole property of HUSA and any misuse or discovery of it is grounds for termination and possible legal action.

INTELLECTUAL PROPERTY

When you join HUSA you assign to HUSA all of your right, title, and interest in intellectual property you develop when you are employed in certain capacities, such as a managerial, technical, product planning, programming, or other professional capacity.

The intellectual property you assign includes such things as ideas, inventions, computer programs and documents which relate to HUSA's actual or anticipated business, research or development or that are suggested by, or result from, work or tasks you perform for, or on behalf of, HUSA. This obligation applies no matter where or when--at work or after hours--such intellectual property is created. As intellectual property must be reported to HUSA, HUSA is beholden to protect the proprietary information of the company as well as the employee responsible for said information. If you believe that your idea, invention or computer program, or other material does not fall within the area of HUSA's actual or anticipated business, you should discuss it with an officer of the company.

RECORD KEEPING

HUSA requires honest and accurate recording and reporting of information in order to make responsible business decisions. For example, only the true and actual number of hours worked should be reported.

Many employees regularly use expense reports. If you have any questions regarding the legitimacy of certain expenses you are claiming talk to a supervisor for guidance.

In addition, all of HUSA's records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect HUSA's transactions and must conform to both internal control systems and legal requirements. As business records and communications often become public it is in the best interest of HUSA that you avoid exaggeration, derogatory remarks and guesswork.
This applies equally to e-mails, internal memos and formal reports.   Records
should always be kept or destroyed according to HUSA's record retention policy.

PROTECTIONS AND PROPER USE OF COMPANY ASSETS

All employees should endeavor to protect HUSA's assets and insure their efficient use. Theft, carelessness and waste have a direct impact on HUSA's profitability. Any suspected incident of such behavior should be reported immediately to an appropriate supervisor. HUSA equipment should not be used for non-company business.


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PERSONAL FINANCES

Because HUSA's reputation rests, in part, on it's integrity; you are expected to manage your personal finances in an intelligent and prudent manner.

To avoid a potential conflict of interest-and to avoid imposing a wrongful burden on a customer, benefactor, supplier, or staff member-the following financial activities are prohibited:

1.   Borrowing  from  other  staff  members.
2. Borrowing from customers, benefactors or suppliers other than lending institutions.
3. Investing, either directly or indirectly, in a customer, benefactor or supplier other than those publicly traded on national exchanges.
4. Selling or leasing personal goods or services to a customer, supplier, or benefactor.

POLITICAL ACTIVITIES

No funds or assets of HUSA, including the work time of any employee, will be contributed, loaned, or made available directly or indirectly to any political party or to the campaign of any candidate for a federal, state or local office.

HUSA strongly encourages and supports its employee's involvement in civic affairs and political activities. However, your involvement and participation must be on an individual basis, on your own time, and at your own expense. Further, when you speak on public issues, it must be made clear that comments or statements made are those of an individual and not the company.

REPORTING AND DISCLOSURE

Should you be unsure of, or become personally involved in, any situation that may violate the requirements or the spirit of this Code of Business Ethics, you must contact a supervisor or member of senior management.

If you become aware of a situation among your fellow employees that appears to violate your understanding of this Code of Business Ethics you should report the situation to an appropriate Company official.

COMPLIANCE PROCEDURE

Failure to comply with the standards contained in this Code will result in disciplinary action that may include termination and reimbursement to the Company for any losses or damages resulting from the violation. As with all matters involving disciplinary actions, principles of fairness will apply. Any employee charged with a violation of this code will be afforded an opportunity to explain his or her actions before any necessary disciplinary action is taken. It should be noted that if circumstances warrant, the company is obligated to notify the appropriate law enforcement agencies.

A waiver of any provision of this Code for any director or executive officer of the Company may be granted only by the Board of Directors of the Company and any such waiver must be promptly disclosed to the Company's stockholders as required by applicable law, rule or regulation. A waiver of any provision of this Code for other officers or employees of the Company may be granted by the Chief Executive Officer of the Company.